Exhibit 10.1
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                               STOCK AND WARRANT
                             SUBSCRIPTION AGREEMENT

         THIS STOCK AND WARRANT SUBSCRIPTION AGREEMENT (the "Agreement") is made as of May 10, 2006 by and between Neurologix, Inc., a Delaware corporation (the "Company"), and the investors set forth on Exhibit A hereto (individually, an "Investor" and collectively, the "Investors") and, solely with respect to Sections 3.2 and 3.3, (i) Martin J. Kaplitt, M. D., (ii) Palisade Private Holdings LLC ("Palisade") and (iii) Auckland Technology Enabling Corporation Limited ((i) - (iii) together, the "Holders").

                                  WITNESSETH:

         WHEREAS, the Company desires to issue and sell to each of the Investors and each of the Investors desires to purchase from the Company the number of shares (the "Purchased Shares") of Series C Convertible Preferred Stock, par value $0.10 per share, of the Company (the "Series C Preferred Stock") set forth opposite such Investor's name on Exhibit A hereto at a price per share of $35.00 (the "Purchase Price") and warrants (the "Warrants") substantially in the form of Exhibit D attached hereto the "Warrant Certificate") to purchase up to the number of shares of Common Stock set forth on Exhibit A hereto (such number of shares, as adjusted in accordance with the Warrants, the "Warrant Shares"), for the "Total Purchase Price" set forth opposite such Investor's name on Exhibit A, pursuant to the terms of this Agreement; the Warrant Shares, the Purchased Shares, the shares of the Company's common stock, par value $0.001 per share (the "Common Stock") issuable upon conversion of the Purchased Shares (the "Purchased Conversion Shares"), the shares of the Company's Series C Preferred Stock issued as dividends paid in kind (the "PIK Dividend Shares") and the shares of Common Stock issuable upon the conversion of the PIK Dividend Shares (the "PIK Dividend Conversion Shares", and together with the Purchased Conversion Shares, the "Conversion Shares") are referred to herein together as the "Shares";

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF THE SHARES AND WARRANTS

         1.1 Authorization and Sale of the Purchased Shares and Warrants. Subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance and sale of up to 342,857 shares of Series C Preferred Stock and Warrants to purchase up to 2,224,719 Warrant Shares.

         1.2 Agreement to Sell and Purchase the Purchased Shares and Warrants. Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at the Closing (as such term is defined in Section 1.3) for the total purchase price set forth opposite such Investor's name on Exhibit A (reflecting the Total Purchase Price), that number of Purchased Shares and Warrants set forth opposite such Investor's name on Exhibit A.

         1.3 Delivery of the Purchased Shares and Warrants at Closing.

             (a) Except as set forth in this Section 1.3, the completion of the purchase and sale of the Purchased Shares and Warrants (the "Closing") shall occur on May 10, 2006 (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 at 10:00 AM Eastern time, or at such other time and place as may be mutually agreed upon by the Company and the Investors. At the Closing, the Company shall deliver the Warrants to the Investors and either

                (i) deliver to the Investors one or more stock certificates representing the number of Purchased Shares set forth on Exhibit A, each such certificate to be registered in the name of each Investor or, if so indicated on Exhibit A of this Agreement, in the name of a nominee designated by such Investor; or

                (ii) direct its transfer agent to deliver such certificates to the Investors (at the address of each Investor set forth on Exhibit A hereto) or to the Investors' designated custodian (at such address as is provided to the Company prior to the Closing Date) within three business days after the Closing Date.

             (b) The Company's obligation to issue the Purchased Shares and Warrants to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company in writing at any time in its sole discretion:

                (i) the Company shall have received one or more wire transfers of funds to the account designated by the Company in Exhibit E in the full amount of the purchase price for all of the Purchased Shares and Warrants being purchased hereunder as set forth on Exhibit A (the "Wire Transfer"); and

                (ii) the representations and warranties of the Investors set forth herein shall be true and correct in all respects as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct in as of such date) and the undertakings of the Investors set forth herein shall have been satisfied and fulfilled on or prior to the Closing Date as set forth herein.

             (c) The Investors' obligations to purchase the Purchased Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the written consent of a majority-in-interest of the Investors at any time:

                (i) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date); and

                (ii) the Investors shall have received an opinion of Company counsel substantially in the form attached as Exhibit B hereto and such other documents as shall have been reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Purchased Shares and Warrants as contemplated herein, or to evidence the accuracy of any representations and warranties or the satisfaction of any of the conditions or agreements contained herein.

             (d) Funds received from each Investor in the Wire Transfer shall be held in escrow by the Company for the benefit of the Investor and may only be released to the Company at such time as the Company has received one or more wire transfers from the Investors for the purchase price for the Purchased Shares and Warrants totaling at least $10,000,000.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Investors (the "Disclosure Schedule"), the Company hereby represents, warrants and covenants to the Investors as of the Closing Date, as follows:

         2.1 Organization. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and, as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") since January 1, 2005 through the date hereof, including, without limitation, its most recent report on Form 10-KSB (the "Exchange Act Documents"), and is registered or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to have a Material Adverse Effect (as defined below). No proceeding to which the Company is a party has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has designated the terms of the Series C Preferred Stock by filing the Certificate of Designation to the Certificate of Incorporation in substantially the form set forth in Exhibit C with the Secretary of State of the State of Delaware. The Company is an operating company within the meaning of the Department of Labor Regulation 2510.3-101. The Company has no subsidiaries as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

             (a) For purposes of this Agreement:

                (i) "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

                (ii) "Material Adverse Effect" shall mean any material adverse effect , or any development that could reasonably be expected to result in a material adverse effect, on the business or business prospects, properties, assets, operations, results of operations or condition (financial or otherwise), of the Company or on the transactions contemplated hereby or by the Warrant (collectively, "Transaction Documents").

         2.2 Due Authorization and Valid Issuance. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except (i) as rights to indemnity and contribution which may be limited by state or federal securities laws, or (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance, sale and delivery of the Purchased Shares and Warrants in accordance with this Agreement, and the issuance of the Conversion Shares issuable upon conversion of the Purchased Shares and the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The Purchased Shares and Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares and Warrant Shares, when issued pursuant to the terms of the Purchased Shares and Warrants, will be duly and validly issued, fully paid and non-assessable.

         2.3 Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Shares under the Transaction Documents, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) (including any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or the rules of the OTC Bulletin Board ("OTC BB") applicable to the Company or its properties (collectively, the "Applicable Law"), except in the case of clauses (i) and
(iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except to the extent that such acceleration would not have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Transaction Documents by the Company, the valid issuance and sale of the Shares to be sold pursuant to the Transaction Documents and the performance by the Company of its other obligations thereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

         2.4 Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share, of which 300,000 shares have been designated Series A Preferred Stock and 4,000,000 shares have been designated Series B Preferred Stock. As of March 24, 2006, 26,543,569 shares were issued and outstanding, consisting of 26,542,924 shares of Common Stock, 645 shares of Series A Preferred Stock and no shares of Series B Preferred Stock. The Company has not issued any capital stock since the date above other than pursuant to
(i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing and except as provided herein or as disclosed in the Exchange Act Documents, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Purchased Shares or Warrants or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Purchased Shares or Warrants. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

         2.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

         2.6 No Violations. The Company is not in violation of (i) its certificate of incorporation, bylaws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company is bound, which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         2.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 2.1 (Organization), 2.12 (Exchange Act Compliance), and 2.13 (Reporting Status), the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

         2.8 Intellectual Property.

             (a) The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, and know-how (including trade secrets and other unpatented proprietary intellectual property rights) that are necessary to conduct its business in the manner in which it is presently conducted or contemplated to be conducted (such rights are referred to herein collectively as the "Company Intellectual Property"), except where the failure to have such ownership, exercise or right to use would not, individually or in the aggregate, have a Material Adverse Effect.

             (b) Section 2.8(b) of the Disclosure Schedule lists all (i) patents of the Company, (ii) owned patent applications of the Company and (iii) license agreements to use patents or patent applications by the Company. To the knowledge of the Company, there are no present or threatened infringements of any patents or patent applications owned by the Company or licensed to the Company (the "Company Patents") by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the "PTO") with respect to the Company Patents, and to the Company's knowledge, all individuals to whom the duty of candor and good faith applies with respect to the Company Patents have complied with such duty, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company Patents. The Company is not aware of any publication, disclosure, public use, or offer for sale by any of its employees or consultants of subject matter prior to the filing date of any one of the Company Patents that negatively impacts the patentability of any claim of such patent. There are no legal or governmental proceedings pending relating to Company Patents other than proceedings in the PTO, or foreign patent office review of pending applications for patents, and, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities.

             (c) To the Company's knowledge, there are no pending, nor has there been any notice of any third-party patents or threatened actions, suits, proceedings, claims or allegations by others that the Company, including through use of the Company Patents, is or will be infringing any patent, trade secret, trademark, service mark, copyright or other proprietary intellectual property rights.

             (d) The Company is not in breach of, and has complied in all respects with all terms of, any of the license agreements under which the Company licenses a patent or patent application that covers technology necessary to conduct or used in the conduct of the Company's business in the manner in which it is currently conducted; except as would not, individually or in the aggregate, have a Material Adverse Effect.

             (e) The Company is not aware of any obligation of any of its employees under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business; and to the Company's knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company. All employees of the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all intellectual property rights arising from the services performed for the Company by such persons.

         2.9 Financial Statements; Solvency; Obligations to Related Parties.

             (a) The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount except as otherwise described in the Exchange Act Documents. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the "SEC") and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

             (b) Except as set forth in the Exchange Act Documents, the Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

             (c) Except as set forth in any Exchange Act Documents, there are no obligations of Company to officers, directors, stockholders or employees of Company other than:

                (i) for payment of salary for services rendered and for bonus payments;

                (ii) reimbursements for reasonable expenses incurred on behalf of Company;

                (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Company);

                (iv) obligations listed in Company's financial statements; and

                (v) under applicable laws.

Except as described above or in any Exchange Act Documents, (i) none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $60,000; and (ii) none of the officers, directors or, to the best of the Company's knowledge, key employees have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above or as set forth in the Exchange Act Documents, no officer, director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth in any Exchange Act Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since January 1, 2006, there has not been (i) any material adverse change in the financial condition or results of operations of the Company (ii) any event affecting the Company which has had or could reasonably be expected to have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business or with respect to the transactions contemplated by the Transaction Documents or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company

         2.11 Disclosure. The representations and warranties of the Company contained in this Article II as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in purchasing the Purchased Shares and Warrants.

         2.12 Exchange Act Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC BB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTC BB, nor has the Company received any notification that the SEC, the OTC BB or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or quotation.

         2.13 Reporting Status. Since January 1, 2005, the Company has filed or furnished with the SEC in a timely manner all of the documents that the Company was required to file or furnish under the Exchange Act. As of the date of filing thereof, each Exchange Act Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document. None of the Exchange Act Documents, as of the date filed, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.14 No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         2.15 Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Purchased Shares and Warrants will not be, an "investment company" within the meaning of the Investment Company Act.

         2.16 Embargoed Person. The Company has no foreign operations. None of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an "Embargoed Person"), with the result that the investments evidenced by the Purchased Shares or the Warrants are or would be in violation of law; (ii) no Embargoed Person has or shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Purchased Shares and Warrants are or would be in violation of law; and (iii) none of the funds of the Company are or shall be derived from any unlawful activity with the result that the investments evidenced by the Purchased Shares or the Warrants are or would be in violation of law; provided, that with respect to the covenants contained in this Section 2.17(b), the Company may assume that the Investors are not Embargoed Persons. Company certifies that, to the Company's knowledge, Company has not been designated, and is not owned or controlled, by an Embargoed Person.

         2.17 Accountants. To the Company's knowledge, J.H. Cohn LLP, which has expressed its opinion with respect to the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

         2.18 Contracts. The contracts filed as exhibits to the Exchange Act Documents are in full force and effect on the date hereof, and the Company is not in breach of or default under any of such contracts, except as would not have a Material Adverse Effect. The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.

         2.19 Taxes. The Company has filed all material federal, state and foreign income and franchise tax returns due to be filed as of the date hereof, taking into account all extensions, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

2.20 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares and the Warrants to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         2.21 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Article IV hereof, the offer and sale of the Purchased Shares and Warrants hereunder, and the issuance of the Warrant Shares pursuant to the Warrants, shall be exempt from registration under the Securities Act. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Purchased Shares or the Warrants as contemplated by this Agreement or the Warrant Shares under the Warrants, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of
Section 4 of the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).

         2.22 Controls and Procedures. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as provided in the Exchange Act Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the periods in which the Exchange Act Documents have been prepared; (b) to the extent required by the Exchange Act, evaluated the effectiveness of the Company's disclosure controls and procedures and presented in the Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Exchange Act Documents based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there have been no material changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal control over financial reporting.

         2.23 Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the Closing Date shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), and in Section
1.897 2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding corporation," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897 2(h) of the Treasury Regulations. The shares of the Company do not derive their value principally from real property, and the property of the Company does not and will not consist principally of real property

         2.24 Relationship with General Electric Company or its Affiliates. The Company does not have any equity, creditor or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship) with General Electric Company or any subsidiary or affiliate thereof, other than Palisade or any of its affiliates. The Company is not a party-in-interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to General Electric Pension Trust.

         2.25 Relationship with DaimlerChrysler Corporation or its Affiliates. The Company does not have any equity, creditor or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship) with DaimlerChrysler Corporation or any subsidiary or affiliate thereof, other than Palisade or any of its affiliates. The Company is not a party-in-interest, as defined in Section 3(14) of ERISA, with respect to DaimlerChrysler Corporation Master Retirement Trust.

         2.26 Clinical Trials. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Exchange Act Documents, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be. The description of the results of such tests and trials contained in the Exchange Act Documents are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents. The Company has not received any notices or other correspondence from the United States Food and Drug Administration (the "FDA") or from any other U.S. or foreign government agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Exchange Act Documents, and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA.

                                  ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants as follows:

         3.1 Right of First Refusal.

             (a) Right of First Refusal. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, preferred shares, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Investors (each an "Offeree" and collectively, the "Offerees") as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Common Stock held by such Offeree including shares then issuable upon the exercise on conversion of outstanding exercisable or convertible equity securities) bears to the number of shares of common stock held by all Offerees including shares then issuable upon the exercise on conversion of outstanding exercisable or convertible equity securities) (the "Basic Amount"), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of fifteen (15) days from receipt of the Offer.

             (b) Notice of Acceptance. Notice of each Offeree's intention to accept, in whole or in part, any Offer made shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the fifteen (15)-day period of such Offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Company to the extent it reasonably deems necessary. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Offerees and their respective counsel.

             (c) Conditions to Acceptances and Purchase.

                (i) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have forty five (45) days from the expiration of the fifteen (15) day period set forth above to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to the purchasers or less favorable to the Company than those set forth in the Offer.

                (ii) Closing. Upon the closing, which shall include full payment to the Company for the sale to such other person or persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer.

             (d) Further Sale. In each case, any Offered Securities not purchased by the Offerees or other person or persons in accordance with Section 3.1(c)(ii) above may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Section 3.1(a)-(c) above.

             (e) Exceptions. The rights of the Offerees under this Section 3.1 shall not apply to:

                (i) any Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                (ii) any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Company and its stockholders;

                (iii) any securities issued as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than fifty one percent (51%) of the voting power of the surviving entity) or purchase of substantially all of such entity's stock or assets, if such acquisition is approved by the Board of Directors;

                (iv) any securities issued in connection with a strategic partnership, joint venture or other similar arrangement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved by two-thirds of the members of the Board of Directors;

                (v) any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such issuance is approved by two-thirds of the members of the Board of Directors; and

                (vi) any securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities outstanding on the Closing Date.

         3.2 Right of First Refusal on Dispositions by the Holders.

             (a) If at any time any of the Holders wishes to sell, assign, transfer or otherwise dispose of or encumber, other than in a transaction involving a public offering, any equity security of the Company or any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, whether presently held or hereafter acquired (collectively, the "Restricted Shares") by such Holder, such Holder shall submit a written offer to sell such Restricted Shares to the Investors on terms and conditions, including price, not less favorable to the Investors than those on which such Holder proposes to sell such Restricted Shares to a third party (the "Offer"). The Offer shall disclose the Restricted Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Offer, each of the Investors shall have the right to purchase, on the same terms and conditions set forth in the Offer, that portion of the offered Restricted Shares (the "Offered Restricted Shares") to be determined in the manner set forth herein. Each Investor shall have the right to purchase that number of the Offered Restricted Shares as shall be equal to the aggregate Offered Restricted Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then held by such Investor (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) and the denominator of which is the aggregate number of shares of such Common Stock then held by all the Investors (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities). The amount of Offered Restricted Shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 3.2 shall be referred to as such Investor's "Pro Rata Fraction." Each Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event an Investor does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or Qualified Transferee. Subject to such proration, each Investor shall have the right to accept the Offer as to all or part of the Offered Restricted Shares offered thereby. In the event that an Investor shall elect to purchase all or part of the Offered Restricted Shares covered by the Offer, said Investor shall individually communicate in writing such election to purchase to whichever of the Holders has made the Offer, which communication shall be delivered by hand or mailed to such Holder at the address set forth on Exhibit A hereto and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Restricted Shares covered thereby. In the event that the Investors do not purchase all of the Offered Restricted Shares pursuant to and within forty-five (45) days after the Offer, each such agreement to purchase the Offered Restricted Shares shall be deemed null and void, and such Holder shall have the right to sell such Shares at any time within ninety (90) days after the expiration of the Offer, but subject to the provisions of Section 3.3 below. Any such sale shall be at a price not less than the price, and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such ninety (90)-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. For purposes of this Section 3.2, a "Qualified Transferee" of an Investor shall mean any person (i) who is an Investor, (ii) who is an "affiliated person" of an Investor, as that term is defined in the Investment Company Act of 1940, or
(iii) who is a member, partner or shareholder of an Investor.

             (b) Anything herein to the contrary notwithstanding, the provisions of this Section 3.2 and Section 3.3 shall not apply to: (i) any transfer of Restricted Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members; (ii) any transfer of Restricted Shares by a Holder to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said shares until the termination of this Agreement; (iii) any repurchase of shares of Common Stock from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment;
(iv) any transfer of Restricted Shares of Palisade to any directors, managers, officers, shareholders, members, or partners of Palisade or any of its affiliates; and (v) any transfer of Restricted Securities in connection with a merger, consolidation or other similar transaction of the Company whereby the shareholders of the Company immediately prior to such transaction own less than a majority of the surviving entity immediately following such transaction. In the event of any such transfer, other than pursuant to subsection (iii), (iv) or (v) above, the transferee of the Restricted Shares shall hold the Restricted Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an instrument of accession in form and substance reasonably satisfactory to the Investors agreeing to be bound by the provisions of this Agreement.

         3.3 Right of Participation in Sales by Holders. If at any time any Holder wishes to sell, assign, transfer or otherwise dispose of any Restricted Shares owned by such Holder in a transaction which is subject to the provisions of Section 3.2 hereof and, subject to the exercise of rights under such Section 3.2, each Investor shall have the right to require, as a condition to such sale or disposition, that the Person acquiring Restricted Shares (the "Purchaser") purchase from said Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Holder the same percentage of shares of Common Stock (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) held by such Investor as such sale or disposition represents with respect to said Restricted Shares then owned by the Holder that is selling. Each Investor wishing so to participate in any such sale or disposition shall notify the selling Holder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 3.2, and in all events within twenty (20) days after receipt thereof, which twenty (20) day period shall run concurrently with the fifteen (15) day period set forth in Section 3.2(a). In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to the selling Holder, which communication shall be delivered by hand or mailed to such Holder at the address set forth on Exhibit A hereto. The Holder and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Common Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Common Stock by the Purchaser shall be made from the Holder and/or each participating Investor based upon a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by the Holder or such participating Investor (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) and the denominator of which is the aggregate number of shares of such Common Stock held by the Holder and all of the participating Investors (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities). The selling Holder shall use his or its reasonable best efforts to obtain the agreement of the Purchaser to the participation of the participating Investors in the contemplated sale, and shall not sell any Restricted Shares to such Purchaser if such Purchaser declines to permit the participating Investors to participate pursuant to the terms of this Section 3.3. The provisions of this Section 3.3 shall not apply to the sale of any Restricted Shares by a Holder to an Investor pursuant to an Offer under Section 3.2. The rights of the parties under this Section 3.3 and
Section 3.2 above are unique and, accordingly, the Investors shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         3.4 Further Assurances. The Company hereby agrees to take all further actions, execute all further documents and perform all further things necessary to give effect to the provisions of this Agreement.

         3.5 Removal of Legends. Upon the earlier of (i) registration of the Shares for sale pursuant to Section 3.9 or (ii) Rule 144(k) becoming available with respect to an Investor's Shares, the Company shall, upon an Investor's written request (which in the case of clause (i) shall be accompanied by a written certification by the Investor that (A) the Investor has a present intention to dispose of Shares covered by such Registration Statement pursuant to the plan of distribution included in a currently available final prospectus related thereto, and (B) the Investor will comply with the prospectus delivery requirements applicable to such disposition, and which, in the case of clause
(ii), shall be accompanied by such reasonable and appropriate customary representations as may be reasonably requested by the Company), promptly cause certificates evidencing such Shares to be replaced with certificates which do not bear the restrictive legend described in Section 4.7. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within ten (10) business days of submission by that Investor of legended stock certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1% of the aggregate purchase price of the Shares (or in the case of the Conversion Shares, the purchase price of the Purchased Shares pursuant to which such Conversion Shares were issued) evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such ten (10) days that the unlegended certificates have not been so delivered. The liquidated damages set forth in the prior sentence shall apply to the issuance of the PIK Dividend Shares and PIK Dividend Conversion Shares.

         3.6 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares and the Warrants for working capital and general corporate purposes.

         3.7 Section 203 Exemption. The Board of Directors has adopted this Agreement and the transactions contemplated hereby and thereby in such manner as is sufficient to render the restrictions of Section 203 of the Delaware General Corporations Law inapplicable to the Agreements and all transactions contemplated hereby and thereby.

         3.8 Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange
Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of an Investor if such request is made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon request, the Company will provide to the Investor written certification of its compliance with the provisions of this Section 3.8.

         3.9 Registration of the Shares; Compliance with the Securities Act.

             (a) Registration Upon Request.

                 (i) (x) At any time after the Closing Date, until such time at which the Company is eligible to file and maintain the effectiveness of, a registration statement on Form S-3 or any successor form thereto for a public offering of shares held by the Investors (such period of S-3 eligibility, the "S-3 Eligibility Period"), upon the request of any Investor or Investors holding Registrable Securities (as defined below) constituting at least forty percent (40%) in interest of all Registrable Securities then outstanding, the Company shall use its reasonable best efforts to register under the Securities Act all or any portion of the Registrable Securities held by such requesting Investor or Investors for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such offering shall exceed $1,000,000. At any time other than an S-3 Eligibility Period or in the event the Company ceases to be S-3 eligible following the S-3 Eligibility Period, the Company shall prepare a registration statement (a "Demand Registration Statement") on Form S-1, Form SB-1 or such other appropriate or available registration form of the SEC, utilizing Rule 415 under the Securities Act if so requested, with respect to any Demand Registration Statement. The Company shall not be required to effect more than three Demand Registration Statements in the aggregate, provided, however that if the number of shares requested by any Investor to be included in all prior Demand Registration Statements has been reduced by twenty-five percent (25)% or more pursuant to
       Section 3.9(a)(v) hereof, the Company shall be required to effect one additional Demand Registration Statement if so requested in accordance with this clause (x), provided, further, that in the case of any such reduction, the Company shall not be required to effect more than four
       (4) Demand Registration Statements in the aggregate.

                     (y) For the purposes of this Agreement, "Registrable Securities" shall mean the Purchased Conversion Shares, the Warrant Shares and the PIK Dividend Conversion Shares, provided that such securities shall cease to be Registrable Securities when (i) a registration statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such Registrable Securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; (ii) such Registrable Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Securities relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company; or (iii) such Registrable Securities shall cease to be outstanding. Registrable Securities shall not include the Purchased Shares or the Warrants. In participating in any registration pursuant to this Section 3.9, each Investor agrees to convert to Common Stock any and all Purchased Shares and PIK Dividend Shares to be sold by such Investor prior to or in connection with any sale pursuant to the applicable Registration Statement.

                (ii) During the S-3 Eligibility Period, upon the request of an Investor or Investors holding Registrable Securities, the Company shall use its reasonable best efforts to prepare a registration statement (a "Shelf Registration Statement") on Form S-3 or any successor form thereto to register under the Securities Act (utilizing Rule 415, if so requested), for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice provided that the value of such Registrable Securities is at least $500,000. There shall be no limit on the number of Shelf Registration Statements that the Investors may require the Company to effect pursuant to this Section 3.9; provided, however, that no Investor shall have the right to demand, on more than two occasions, a Shelf Registration Statement with respect to Registrable Securities that are eligible to be sold pursuant to paragraph (k) of Rule 144 under the Securities Act.

                 (iii) Following receipt of any notice under paragraph (i) or
       (ii) above, the Company shall immediately notify all Investors from whom notice has not been received and such Investors shall then be entitled within twenty (20) days thereafter to request the Company to include in the requested registration all or any portion of their Registrable Securities. The Company may also register for sale for its own account or that of other security holders such additional Shares of the Company's stock as it shall desire, subject to paragraph (v) below.

                 (iv) In connection with any registration pursuant to this
       Section 3.9(a), if and when the Company is required by the provisions of paragraphs (i) or (ii) to register Registrable Securities, the Company shall:

                     (x) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information (provided that failure on the part of one Investor to provide the necessary information requested shall not relieve the Company from its obligation to use reasonable best efforts with respect to complying Investors), prepare and file with the SEC, within forty-five (45) days (sixty (60) days in the case of a Demand Registration Statement) after receiving appropriate notice from the relevant Investors as provided for in (i) or (ii) above, a Demand Registration Statement or a Shelf Registration Statement, as appropriate, to enable the resale of the Registrable Securities by the Investors; provided, that if the terms of the underwriting agreement executed in connection with any registration pursuant to Section 3.9(a) or 3.9(b) prohibit the Company from filing any Demand Registration Statement or Shelf Registration Statement, as the case may be, the Company shall have the right to delay such filing for the required period, which period shall not exceed ninety (90) days;

                     (y) use its reasonable best efforts (provided that failure on the part of one Investor to provide the necessary information requested shall not relieve the Company from its obligation to use reasonable best efforts with respect to complying Investors), to cause the Demand Registration Statement or Shelf Registration Statement, as the case may be, to become effective as promptly as practicable after the initial filing thereof with the SEC (the date such registration statement is initially declared effective by the SEC, the "Effective Date"), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such period any financial statements that are required to be filed prior to the effectiveness of such registration statement; and

                     (z) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement or Demand Registration Statement, as appropriate, and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement or Demand Registration Statement, as appropriate, current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor's Registrable Securities purchased hereunder, the earliest of (x) the date on which such Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, (y) the second anniversary of the effective date of such Shelf Registration Statement or Demand Registration Statement, as appropriate, or (z) the date on which there cease to be any Registrable Securities outstanding.

                 (v) In connection with any registration pursuant to this
       Section 3.9(a), the Investors may elect to sell Registrable Securities in an underwritten offering in accordance with the conditions set forth in this paragraph (v). In any such underwritten offering, the investment bank that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Investors holding a majority of the Registrable Securities to be sold pursuant to such offering, subject, in each case, to the consent of the Company, which consent will not be unreasonably withheld. No Investor may participate in any underwritten offering hereunder unless such Investor (x) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved pursuant hereto and (y) completes and executes all other customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In the case of any such underwritten offering, the managing underwriter for such offering advises the Company in writing that in their good faith opinion the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering such that the inclusion of such Registrable Securities would adversely affect marketing of the securities to be sold pursuant to the offering, the Registrable Securities held by Investors who elect to participate in such offering and other holders of the Company's securities exercising similar demand registration rights shall have priority over any securities to be sold by the Company or any additional holders of the Company's securities, and the number of shares to be included by the Investors and such other holders exercising similar demand registration rights shall be reduced pro rata on the basis of the percentage of the then outstanding Registrable Securities held by each such Investor and the registrable securities held by all other holders exercising similar demand registration rights. The Company shall not be obligated to arrange for more than two underwritten offerings pursuant to the Shelf Registration Statement.

                 (vi) If the majority of Investors participating in a registration pursuant to this Section 3.9(a) determine, prior to the effectiveness of the Demand Registration Statement or the Shelf Registration Statement, as the case may be, not to sell Registrable Securities pursuant to such registration statement, such Investors shall provide written notice to the Company and the Company shall cease all efforts in connection with such registration statement; provided, however, that, except where such notice of withdrawal is provided within thirty (30) days of the occurrence of an event or circumstance that results, or could reasonably be expected to result, in a Material Adverse Effect, such Investors shall bear the costs and expenses incurred prior to such withdrawal and such requesting Investors shall pay in full to the Company, within thirty (30) days after presentation of an invoice by the Company therefor, all reasonable costs and expenses incurred by the Company in connection with such withdrawal, provided, however, that to the extent that the Company and other holders exercising similar registration demand registration rights include any shares of Common Stock in such registration, the Company and such other holders shall pay their pro rata share of any such expenses, on the basis of the shares being offered thereby.

             (b) Piggyback Registration.

                 (i) If the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both on any registration form (other than Forms S-4, S-8 or another form not available for registering the Shares for sale to the public) which permits the inclusion of Registrable Securities held by any Investor (a "Piggyback Registration"), then each such time the Company will give written notice to all Investors of its intention so to do. Upon the written request of any such Investor, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of such Investor's Registrable Securities, the Company will use its reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered.

                 (ii) The Company shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. All Investors proposing to sell their Registrable Securities in such underwritten offering shall (together with the Company) enter into an underwriting agreement in customary form. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included therein exceed the amount of securities that can be sold in such offering such that the inclusion of such Registrable Securities would adversely affect marketing of the securities to be sold by the Company, any securities to be sold by the Company shall have priority over any Registrable Securities held by Investors, and the number of shares to be included by any Investor and other holders of the Company's securities exercising similar piggyback registration rights as the Investors shall be reduced pro rata on the basis of the percentage of the then outstanding Registrable Securities held by each such Investor and all such other holders exercising similar piggyback registration rights. Notwithstanding the provisions of this Section 3.9, the Company shall have the right at any time after it shall have given written notice to the Investors pursuant to Section 3.1 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing, but prior to effectiveness.

             (c) Registration Procedures and Other Matters. If and when the Company is required by the provisions of paragraphs (a) or (b) to register Registrable Securities, the Company shall use its reasonable best efforts to:

                 (i) furnish to the Investors with respect to the Registrable Securities registered under any registration statement filed by the Company pursuant to Sections 3.9(a) or (b) hereof (a "Registration Statement") such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investors;

                 (ii) file documents required for compliance with blue sky laws in states specified in writing by any Investor and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of such Demand Registration Statement or Shelf Registration Statement, as appropriate, pursuant to Section 3.9(a) hereof; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                 (iii) bear all reasonable expenses in connection with the procedures in this Section 3.9 and the registration of the Registrable Securities pursuant to the Registration Statement;

                 (iv) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

                 (v) provide a "Plan of Distribution" section of the Registration Statement substantially in a form reasonably acceptable to the Investors (subject to the comments of the SEC).

             (d) The Company understands that the Investors disclaim any classification as an underwriter; provided, however, that the fact of any Investor being classified as an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

             (e) Within three (3) business days of the effective date of the Registration Statement, the Company shall advise its transfer agent that the Registrable Securities covered by such Registration Statement are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by an Investor and confirmation by such Investor that it has complied with the prospectus delivery requirements; provided that the Company has not advised the transfer agent orally or in writing that such Registration Statement has been suspended; provided, further, that in the event the Company's transfer agent requires an opinion of counsel to the Company for any such reissuance, the Company shall cause its counsel to issue an opinion to the transfer agent stating the foregoing within three business days after any such request for an opinion by the transfer agent.

             (f) Transfer of Shares After Registration; Suspension.

                 (i) Each Investor, severally and not jointly, agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in Sections 3.9(a) and (b) or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                 (ii) Except in the event that Section 3.9(b) or paragraph (iii) below applies, the Company shall (x) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (y) provide the Investors copies of any documents filed pursuant to clause (x) above; and (z) inform each Investor that the Company has complied with its obligations in clause (x) above (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to clause (x) above when the amendment has become effective).

                 (iii) Except to the extent that Section 3.9(b) applies, and subject to paragraph (iv) below, in the event (w) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (x) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (y) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (z) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a notice in writing to each Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until the Investor is advised in writing by the Company that the current prospectus may be used, and the Investor has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed within thirty (30) days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, remedies available under applicable law or in equity) available to the Investors, each Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 3.9(f)(iii).

                 (iv) The Company may require each Investor participating in any registration to furnish to the Company such information regarding such Investor as required under applicable law and such Investor's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each such Investor agrees to promptly notify the Company of any inaccuracy or change in information previously furnished by such Investor to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Investor or such Investor's intended method of distribution of such Registrable
       Securities or omits to state any material fact regarding such Investor or such Investor's intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish information so required so that such prospectus shall not contain, with respect to such Investor or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                 (v) Notwithstanding the foregoing paragraphs of this Section 3.9(f), the Investors shall not be prohibited from selling Shares covered by a Registration Statement initiated pursuant to Section 3.9(a) as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve (12) month period, unless, in the good faith judgment of the Company's Board of Directors, upon the advice of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this Section 3.9(f)(v) would be reasonably likely to cause a violation of the Securities Act or, the Exchange Act or other applicable law.

                 (vi) Provided that a Suspension is not then in effect, any Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Registrable Securities in compliance with applicable law. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investors and to supply copies to any other parties requiring such prospectuses.

             (g) Indemnification. For the purpose of this Section 3.9(g):

                     (x) the term "Selling Stockholder" shall include each Investor and any affiliate of such Investor;

                     (y) the term "Registration Statement" shall include the prospectus in the form filed as part of the Registration Statement at the time of effectiveness (or, in the case of an underwritten offering, at the time immediately prior to the pricing of the offering), and each exhibit, supplement (including any free writing prospectus as defined under Rule 405 of the Securities Act) or amendment included in or relating to such Registration Statement; and

                     (z) the term "untrue statement" shall include any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (x) any breach of the representations or warranties of the Company contained in this Section 3.9 or failure to comply with the covenants and agreements of the Company contained in this Section 3.9, (y) any untrue statement contained in the Registration Statement, as amended at the time of effectiveness, or (z) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness. The Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, -------- however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in this Section 3.9 respecting the sale of the Registrable Securities or any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

                 (ii) Each Investor, severally but not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (x) any failure to comply with the covenants and agreements contained in this Section 3.9 respecting sale of the Registrable Securities, or (y) any untrue statement contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement. Such Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that such Investor's obligation to indemnify the Company shall be limited to the amount received by such Investor from the sale of the Registrable Securities giving rise to such obligation.

                 (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.9(g), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve such indemnifying person from any liability which it may have to any indemnified person under this Section 3.9(g), except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                 (iv) If the indemnification provided for in this Section 3.9(g) is unavailable to or insufficient to hold harmless an indemnified person under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the applicable Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities
       (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company, on the one hand, or an Investor or other Selling Shareholder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Investor, severally but not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investor and other
       Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), each Investor shall not be required to contribute any amount in excess of the amount by which the amount received by such Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor's obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Shareholders.

                 (v) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 3.9(g), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3.9(g) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 3.9(d), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 3.9(d) and further agree not to attempt to assert any such defense.

             (h) Termination of Conditions and Obligations. The conditions precedent imposed by Section 3.9 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, at the time such Shares are eligible for sale pursuant to Rule 144(k) or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

             (i) Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by any Investors, the Company will furnish to such Investors, upon the reasonable request of any Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and upon the reasonable request of such Investor, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including, the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         3.10 Issuance and Quotation. The Company shall comply with all requirements of the NASD and the SEC with respect to the issuance of the Shares and the OTC BB with respect to the quotation of the Shares on the OTC BB, including without limitation providing a CUSIP number for all Shares, to the extent required.

         3.11 No Manipulation of Stock. The Company will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         3.12 Investment Company. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         3.13 Disclosure. The Company shall as soon as practicable after the Closing Date issue a press release disclosing the material terms of the transactions contemplated by the Transaction Documents (including at least the Purchased Shares and Warrants sold and proceeds therefrom).

         3.14 Transactions with General Electric Company or its Affiliates. Except for transactions with Palisade, the Company hereby covenants and agrees that it will provide General Electric Pension Trust written notice no less than fifteen (15) days prior to the occurrence of any of the following events: (i) the issuance by the Company of any securities (including without limitation any capital stock or notes, debentures or other indebtedness, whether or not convertible into or exchangeable for capital stock) of the Company to General Electric Company or any subsidiary, division or affiliate of General Electric Company; or (ii) the grant by the Company or any of its subsidiaries of any options, warrants or other rights to acquire any securities of the Company or any of its subsidiaries to General Electric Company or any subsidiary, division or affiliate of General Electric Company. The Company covenants and agrees that it shall not become a party-in-interest, as defined in Section 3(14) of ERISA, with respect to General Electric Pension Trust.

         3.15 Transactions with DaimlerChrysler Corporation. Except for transactions with Palisade, the Company hereby covenants and agrees that it will provide the Investment Committee of the DaimlerChrysler Corporation Master Retirement Trust written notice no less than fifteen (15) days prior to the occurrence of any of the following events: (i) the issuance by the Company of any securities (including without limitation any capital stock or notes, debentures or other indebtedness, whether or not convertible into or exchangeable for capital stock) of the Company to DaimlerChrysler Corporation or any subsidiary, division or affiliate of DaimlerChrysler Corporation; or
(ii) the grant by the Company or any of its subsidiaries of any options, warrants or other rights to acquire any securities of the Company or any of its subsidiaries to DaimlerChrysler Corporation or any subsidiary, division or affiliate of DaimlerChrysler Corporation. The Company covenants and agrees that it shall not become a party-in-interest, as defined in Section 3(14) of ERISA, with respect to the DaimlerChrysler Corporation Master Retirement Trust.

         3.16 Status as an Operating Company. The Company shall maintain its status as an operating company within the meaning of the Department of Labor Regulation 2510.3-101.

                                  ARTICLE IV

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

         Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that:

         4.1 Due Authorization. The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Investor enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.2 Purchase Entirely for Own Account. The Shares to be purchased by the Investor will be acquired for investment only for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Shares. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.

         4.3 Disclosure of Information. The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The Investor recognizes that an investment in the Shares involves a high degree of risk, including the risk of total loss of the Investor's investment. The Investor has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

         4.4 Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby.

         4.5 Restricted Securities. The Investor understands that the Shares that it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.6 Disclosures to the Company. The Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

         4.7 Legends. It is understood that the certificates evidencing the Shares shall bear a legend, reading substantially as follows:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS EXCEPT PURSUANT TO RULE 144(K) OR PURSUANT TO AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS."

         4.8 General Electric Pension Trust. Notwithstanding anything to the contrary in the Transaction Documents, neither General Electric Pension Trust nor DaimlerChrysler Corporation Master Retirement Trust shall be obligated to sell any Shares to any Person under this Agreement if such sale would constitute a non-exempt prohibited transaction under ERISA.

                                   ARTICLE V

                              SURVIVAL; INDEMNITY

         5.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement, the delivery to the Investors of the Purchased Shares and Warrants being purchased and the payment therefor; provided, that the representations and warranties of the parties hereunder shall only survive for a period of one (1) year following the Closing Date.

         5.2 Indemnity.

             (a) Company agrees to indemnify and hold each Investor, and its respective directors, managers, officers, shareholders, members, partners, affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such indemnified Person with respect to any breach (or alleged breach) of any representation, warranty or covenant of the Company contained in this Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or the transactions contemplated by or referred to herein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. The Company shall reimburse each Investor for amounts provided for herein on demand as such expenses are incurred. THE COMPANY SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY INDEMNIFIED PERSON OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THEIR INVESTMENT IN THE SHARES UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER.

                                  ARTICLE VI

                                 MISCELLANEOUS

         6.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given and received (i) if delivered by first-class registered or certified mail, three business days after so mailed,
(ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                  (A)    if to the Company, to:

                         Neurologix, Inc.
                         One Bridge Plaza
                         Fort Lee, NJ 07024
                         Attention: Marc Panoff
                         Fax: (201) 592-0366

                  (B) if to the Investors, at their respective addresses on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to: counsel set forth on Exhibit A hereto.

                  (C) if to the Holders, at their respective addresses on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

         6.2 Changes. This Agreement may not be modified, waived or amended except pursuant to an instrument in writing signed by the Company and at least seventy percent (70%) in interest of the Investors; provided that any Investor may waive by written consent any provision that is intended for its benefit; provided further, however, that any such modification, waiver or amendment that adversely or disproportionately affects any Investor shall require the prior consent of such Investor. Notwithstanding the foregoing, any amendment to Sections 3.2 or 3.3 shall also require the prior written consent of the Holders.

         6.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         6.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         6.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Currency. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

         6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         6.7 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements (including without limitation oral agreements) concerning the purchase and sale of the Shares.

         6.8 Costs, Expenses and Taxes. The Company agrees to pay the reasonable out-of-pocket costs and expenses of the Investors incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and expenses of Debevoise & Plimpton, LLP, special counsel for DaimlerChrysler Corporation Master Retirement Trust, and the reasonable fees and expenses of Goodwin Procter LLP, special counsel for GE Asset Management Incorporated, as well as the reasonable fees and out- of-pocket expenses of legal counsel, independent public accountants, technical professionals and other outside experts retained by the Investors in connection with the amendment or enforcement of this Agreement.

         6.9 Transfer of Rights. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares), whether so expressed or not; provided, however, that rights conferred to the Investors may be transferred to a transferee of Shares only if the Company has been given written notice thereof, such transfer complies with the requirements of applicable law and the NASD and the SEC and such transferee is (i) a partner or retired partner of any Investor which is a partnership; (ii) a member or retired member of any Investor which is a limited liability company or (iii) any purchaser of Shares from an Investor representing at least five percent (5%) of the Purchased Shares. Notwithstanding the foregoing, the rights set forth in Sections 3.1, 3.2 and 3.3 shall only apply to transferees who purchase at least fifty percent (50%) of the Shares held by the transferor (on an as-converted to Common Stock basis).

         6.10 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any other document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other related documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEUROLOGIX, INC.


By:   /s/ Marc Panoff
     ------------------------------
     Name:   Marc L. Panoff
     Title:  Chief Financial Officer


THE INVESTORS

GENERAL ELECTRIC PENSION TRUST


By:  GE Asset Management Incorporated, its Invesment Manager


By:    /s/ David W. Wiederecht
     ------------------------------
     Name:  David W. Wiederecht
     Title: Vice President


State Street Bank as directed Trustee of the Daimler-Chrysler Corporation Master
Retirement Trust


By:  /s/  Rosemary McDonald
     ------------------------------
     Name:  Rosemary McDonald
     Title: Vice President


PROMED PARTNERS, LP


By:  /s/ David B. Musket
     ------------------------------
     Name:  David B. Musket
     Title: General Partner


PROMED PARTNERS II, LP



By:  /s/ David B. Musket
     ------------------------------
     Name:  David B. Musket
     Title: General Partner





PROMED OFFSHORE FUND LTD.



By:  /s/ David B. Musket
     ------------------------------
     Name:  David B. Musket
     Title: General Partner


PROMED OFFSHORE FUND II, LTD.



By:  /s/ David B. Musket
     ------------------------------
     Name:  David B. Musket
     Title: General Partner


/s/ Paul Scharfer
-----------------
Name: Paul Scharfer


/s/  David Musket
-----------------
Name: David Musket


THE HOLDERS
[FOR PURPOSES OF SECTION 3.2 AND SECTION 3.3]:


/s/  Martin J. Kaplitt, M.D.
------------------------------------
Martin J. Kaplitt, M.D.
Address:  Neurologix, Inc.
          One Bridge
          Plaza, Fort Lee, NJ 07024


PALISADE PRIVATE PARTNERSHIP, L.P.
By: Palisade Private Holdings, LLC, General Partner


By:  /s/ Steven E. Berman
     ------------------------------
     Name:  Steven E. Berman
     Title: Member
     Address: One Bridge Plaza
              Fort Lee, NJ 07024

AUCKLAND TECHNOLOGY ENABLING
CORPORATION LIMITED


By: /s/  Warwick Greenwood
     ------------------------------
     Name:   Warwick Greenwood
     Title:  Director
     Address:  P.O. Box 10-359, Lumley House
               93 The Terrace
               Wellington, New Zealand